Exhibit 1.1


                         MERIT CAPITAL ASSOCIATES , INC.

                                125,000 shares of
                          Common Stock, $.001 par value

                             UNDERWRITING AGREEMENT

                                                               December 28, 2000


SB Merger Corp.
305 East Grand River
Brighton Michigan 48116

Attn: Judith Haselton, President

Dear Sirs:

     SB Merger Corp., a Delaware corporation (the "Company"), hereby confirms its agreement with Merit Capital Associates, Inc. (the "Underwriter"), as follows:

     1.   Description of the Shares.

     The Company proposes to issue and sell on a "best efforts all or none" basis through the Underwriter an aggregate of 125,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"). The offering of Shares hereby may sometimes be referred to as the "Offering."

     The Underwriter is not required to purchase any of the Shares and, to the extent the Shares are sold, will deposit the funds received in connection with the Offering in the Escrow Account (Funds) and the Shares sold in the Offering in the Escrow Account (Stock) pursuant to the respective escrow agreements entered into between the Company and Continental Stock Transfer and Trust Company dated as of September 25, 2000.

     2.   Representations and Warranties of the Company.

     The Company  makes the  following  representations  and  warranties  to the
Underwriter:


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          (a) The  Company  has  prepared  and  filed  with the  Securities  and
     Exchange Commission (the "Commission"), a registration statement on Form SB-2 (File No. 333-39044) for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act" or the "Act"), which has been prepared in conformity with the of 1933 Act and the Rules and Regulations of the Commission promulgated thereunder. The Company will file further amendments to said registration statement in the form to be delivered to you and will not, before the registration statement becomes effective, file any other amendment thereto to which you shall have objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, exhibits and all other documents filed as a part thereof or incorporated therein), is hereinafter called the "Registration Statement," and the prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations of the Commission under the Act (the "Regulations") or, if no such filing is made, the definitive prospectus used in the Offering, is hereinafter called the "Prospectus." For purposes hereof, "Rules" and "Regulations" mean the rules and regulations adopted by the Commission under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) Neither the Commission nor any state regulatory authority have issued any orders preventing or suspending the use of any Prospectus, and each Prospectus conforms in all material respects with the requirements of the 1933 Act and has not included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, subject to the provisions set forth below and except as such untrue statement or omission has been cured in the final prospectus.

          (c) When the Registration  Statement  becomes  effective under the Act and at all times subsequent thereto including the Closing Date (as hereinafter defined) and for such longer periods as in the opinion of counsel for the Underwriter, a Prospectus is required to be delivered in connection with the sale of the Shares by the Underwriter ("Underwriter"), as the case may be, the Registration Statement and Prospectus, and any amendment thereof or supplement thereto, will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with express written information furnished to the Company by you, for use in connection with the preparation of the Registration Statement or Prospectus, or in any amendment thereof or supplement thereto. It is understood that the statements concerning the Underwriter in the Prospectus with respect to the information concerning the NASD affiliation of the Underwriter and disclosures required by the Underwriter constitute for purposes of this Paragraph the only information furnished in writing by or on behalf of the Underwriter for


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     inclusion in the Registration Statement and Prospectus, as the case may be, and contains all information required to be disclosed by the Underwriter.

          (d) The Company is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except those jurisdictions in which the failure to so qualify would not have a material adverse effect. The Company has all requisite corporate powers and authority, and, except as set forth in the Registration Statement, the Company has all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease its properties and conduct its business as described in the Prospectus. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on the business of the Company, as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The authorized, issued and outstanding capital stock of the Company as of August 31, 2000 and as of the date of the Prospectus is as set forth in the Prospectus under "Description of Securities"; the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company, have been granted or entered into by the Company and the Shares and the Common Stock, conform in all material respects, to all statements relating thereto contained in the Registration Statement and Prospectus.

          (e) The Company has all corporate power and authority to enter into this Agreement and carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained or will have been obtained prior to the Closing Date. This Agreement has been duly and validly authorized and executed by the Company. The Shares to be issued and sold by the Company pursuant to this Agreement have all been duly authorized and will be validly issued, fully paid and non-assessable; none of the Shares, are or will be subject to the preemptive rights of any stockholder of the Company, and none of the capital stock of the Company is and will be subject to the preemptive rights of any stockholder of the Company, and all of such Shares conform and at all times up to and including their issuance will conform in all material respects to all statements with regard thereto contained in the Registration Statement and Prospectus; the holders thereof will not be subject to any liability under the laws of the State of Delaware as currently in effect solely as such holders; and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been taken, and this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, to issue and sell, upon exercise in accordance with the terms thereof, the number and kind of Shares called for thereby; and upon the issuance and delivery of the Shares sold hereunder pursuant to the terms hereof, the purchasers of such Shares will acquire good and marketable title to such Shares, free and clear of any lien, charge, claim,


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     encumbrance,  pledge,  security  interest,  defect or other  restriction or equity of any kind whatsoever.

          (f) Except as set forth in the Prospectus, the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation, as amended, or By-laws of the Company or of any evidence of material indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its material properties is bound, or under any applicable law, rule, regulation, judgment, order or decree of any government, professional advisory body, administrative agency or court, domestic or foreign, having jurisdiction over the Company, or properties which are material to the Company or its businesses, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company; and no consent, approval, authorization or order of any court or governmental or other regulatory agency or body, is required for the consummation by the Company of the transactions on its part herein contemplated or the issuance of the Shares, except such as may be required under the Act or under state blue sky laws, except where a breach, violation or failure to obtain such consent would not have a material adverse effect upon the business or operation of the Company.

          (g) Subsequent to the date hereof, and prior to the Closing Date, the Company will not issue or acquire any equity shares or instruments convertible into or exchangeable for equity shares or other like convertible or exchangeable shares or instruments, and except as described in the Registration Statement, the Company does not have, and at the Closing Date will not have, outstanding any options to purchase or rights or warrants to subscribe for, or any shares or obligations convertible into or exchangeable for, or commitments to issue or sell shares of its Preferred Stock, Common Stock or any such options, warrants, convertible shares or instruments, or obligations.

          (h) The financial statements and notes thereto included in the Registration Statement and the Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved.

          (i) Except as set forth in the Registration Statement, the Company is not, and at the Closing Date will not be, in violation or breach of, or default in, the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company is or may be bound or to which any of the property or assets of the Company or any of its subsidiaries are subject, which violations, breaches, default or defaults, singularly or in the aggregate, would have a material adverse effect on the Company or its subsidiaries. The Company has not or will not have taken any action in material violation of the provisions of the Articles of Incorporation, as amended, or the By-laws of the Company or any statute or any order, rule or


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     regulation of any court or regulatory authority or governmental body having jurisdiction over or application to the Company or its business or properties.

          (j) Subsequent to the dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) the Company has and will have conducted its business in substantially the same manner as on August 31, 2000; (ii) the Company has not incurred or will not have incurred any material liability or obligation, direct or contingent, or has entered into or will have entered into any material transaction; (iii) the Company has not and will not have paid or declared any dividend or other distribution on its capital stock,
     (iv) there has not been and will not have been any change in (A) the capitalization of the Company, (B) the business, properties, prospects, financial condition or results of operations of the Company, or (C) the value of the assets of the Company, arising for any reason whatsoever; and
     (v) the Company has not, and at the Closing Date will not have, any material contingent obligation.

          (k) The Company has, and at the Closing Date will have, good and marketable title to all properties and assets described in the Registration Statement and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances, claims, security interests, restrictions and defects of any material nature whatsoever, except such as are described or referred to in the Registration Statement and the Prospectus. All of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee as described in the Prospectus are, and will on the Closing Date be, in full force and effect, and except as described in the Prospectus, the Company is not and will not be in default in respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continue possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus, and the Company owns or leases all such properties as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted set forth in the Prospectus.

          (l) Except as set forth in the Prospectus, the Company does not own or control any capital stock or shares of, or have any proprietary interest in, or otherwise participate in any other corporation, partnership, joint venture, firm, association or business organization; provided, however, that this provision shall not be applicable to the investment, if any, of the net proceeds from the sale of the shares sold by the Company in certificates of deposits, savings deposits, short-term obligations of the United States Government, money market instruments or other short-term investments.

          (m) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as otherwise expressly set forth herein or therein, the Company has not (i) issued any shares or incurred any material liability or obligation, direct or contingent, for borrowed money; or (ii) entered into any material transaction other than in


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     the ordinary course of business;  or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

          (n) There is no litigation or governmental proceeding pending, or to the knowledge of the Company, threatened against, or involving the properties or business of the Company which might materially adversely affect the value, assets or the operation of the properties or the business of the Company, except as expressly set forth in the Prospectus. Further, except as referred to in the Prospectus, there are no pending actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race, nor is the Company charged with or, to its knowledge, under investigation with respect to any violation of any statutes or regulations of any regulatory authority having jurisdiction over its business or operations, and no labor disturbances by the employees of the Company exist or, to the knowledge of the Company, have been threatened.

          (o) The Company has, and at the Closing Date will have, filed all necessary federal, state and foreign income and franchise tax returns or has requested extensions thereof (except in any case where the failure to so file would not have a material adverse effect on the Company), as the case may be, and has paid all taxes which it believes in good faith were required to be paid by it except for any such tax that currently is being contested in good faith or as described in the Prospectus.

          (p) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriter in connection with (i) the issuance by the Company of the Shares, (ii) the purchase of the Shares by the Underwriter,
     (iii) the consummation by the Company of any of its obligations under this Agreement, or (iv) any tax deficiency or claims outstanding, proposed or assessed against it.

          (q) The Company maintains insurance policies including, but not limited to, general liability and property insurance, which sufficiently insures the Company and its employees against such losses and risks generally insured against by comparable businesses, and the Company (i) has not failed to give notice or present any insurance claim with respect to any matter, including, but not limited to, the Company's business, property or employees, under the insurance policy or surety bond in a due and timely manner, (ii) does not have any disputes or claims against any underwriter of such insurance policies or surety bonds or has not failed to pay any premiums due and payable thereunder, or (iii) has complied with all conditions contained in such insurance policies and surety bonds. There are no circumstances under any such insurance policy or surety bond, which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company.

          (r) The Company is in compliance with the requirements of Section 13(b)(2) of the Exchange Act and, except as disclosed in the Prospectus, to the Company's knowledge, neither the Company, nor any of its employees, officers, directors, agents or affiliates, have made, directly or indirectly, any payment of funds of such entity or received or retained funds in violation of any


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     law,  rule or  regulation,  which  payment,  receipt or  retention  is of a character which is required to be disclosed in the Prospectus.

          (s) Neither the Company nor any of its employees, directors, stockholders, or affiliates (as defined by the Rules and Regulations) of any of the foregoing have taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (t) The Company has not at any time (i) made any contribution to any candidate for political office, or failed to disclose fully any such contribution, in violation of law, or (ii) made any payment to any state, federal, foreign governmental or professional regulatory agency, officer or official or other person charged with similar public, quasi-public or professional regulatory duties, other than payments or contributions required or allowed by applicable law.

          (u) Except as set forth in the Registration Statement, to the knowledge of the Company, neither the Company, nor any officer, director, employee or agent of the Company, has made any payment or transfer of any funds or assets of any such entity or conferred any personal benefit by use of such entity's assets or received any funds, assets or personal benefit in violation of any law, rule or regulation, which is required to be stated in the Registration Statement or necessary to make the statements therein not misleading.

          (v) There are no agreements, instruments, certificates, or other documents of the Company, which are of a character required to be described in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement, which have not been so described or filed.

          (w) The Company will apply the net proceeds from the sale of the Shares sold by it for the purposes and in the manner set forth in the Registration Statement and Prospectus under the heading "Use of Proceeds."

          (x) The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specified authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorizations; and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y) Except as set forth in the Registration Statement, no holder of any Shares of the Company has the right to require registration of any Shares.


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


          (z) The Company is in compliance with all federal and state laws, rules and regulations relating to consumer protection, occupational safety and health and to the storage, handling or transportation of hazardous or toxic materials and the Company has received all permits, licenses or other approvals required of the Company under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business, net worth or results of operations of the Company, except as the case may be, as may be described in or contemplated by the Prospectus.

          (aa) The minute books of the Company have been made available to the Underwriter and contain a complete summary of all meetings and actions of the directors and stockholders of the Company, since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all material respects.

     3.   Covenants of the Company.

     The Company covenants and agrees that:

          (a) The Company will notify the Underwriter immediately of any actual or threatened or impending investigations (formal or informal) or any delisting or other proceedings brought by NASDAQ, the NASD, SEC or any other governmental or regulatory agency or body or any exchange.

          (b) The Company will deliver to the Underwriter, without charge, one conformed copy of each Registration Statement and of each amendment or supplement thereto, including all financial statements and exhibits.

          (c) The Company has delivered to the Underwriter as many copies as have been requested of the Registration Statement, and thereafter from time to time during such reasonable period as you may request if, in the opinion of counsel for the Underwriter, the Prospectus is required by law to be delivered in connection with sales by the Underwriter, as many copies of the Prospectus (and, in the event of any amendment of or supplement to the Prospectus, of such amended or supplemented Prospectus) as the Underwriter may reasonably request for the purposes contemplated by the Act.

          (d) The Company will use its best efforts to cause the Registration Statement to become effective and will notify the Underwriter immediately, and confirm the notice in writing: (i) when the Registration Statement or any post-effective amendment thereto becomes effective, if the provisions of Rule 497 promulgated under the 1933 Act will be relied upon and when the Prospectus has been filed in accordance with said Rule 497; (ii) of the issuance by the Commission


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


     of any stop order or of the initiation, or to the best of the Company's knowledge, the threat of any proceedings for that purpose; (iii) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiating, or to the best of the Company's knowledge the threatening, of any proceeding for that purpose; and (iv) of the receipt of any comments from the Commission. If the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

          (e) During the time when a prospectus is required to be delivered under the 1933 Act, the Company will comply with all requirements imposed upon it by the 1933 Act and the Exchange Act, as now and hereafter amended and by the Rules and Regulations, as from time to time in force, as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with
     Section 10 of the 1933 Act and will furnish to you copies thereof.

          (f) The Company shall file the Prospectus (in form and substance satisfactory to the Underwriter and counsel to the Underwriter) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 497 not later than the Commission's close of business on the earlier of (i) the second business day following the execution and delivery of this Agreement, and (ii) the fifth business day after the Effective Date of the Registration Statement or post-effective amendment thereto.

          (g) The Company will endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the Securities laws or blue sky laws of such jurisdictions as you may reasonably designate. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction.

          (h) The Company will make generally available to its securityholders, as soon as practicable, but in no event later than the first day of the fifteenth full calendar month following the Effective Date of the Registration Statement, an earnings statement of the Company, which will be in reasonable detail but which need not be audited, covering a period of at least twelve months beginning after the Effective Date of the Registration Statement, which earnings statements shall satisfy the requirements of
     Section 11(a) of the Act and the Regulations as then in effect. The Company may discharge this obligation in accordance with Rule 158 of the Rules and Regulations.

          (i) Prior to the Closing Date the Company will not issue, directly or indirectly, without your prior written consent and that of counsel for the Underwriter, any press release or other public announcement or hold any press conference with respect to the Company or its activities with respect to this Offering.

          (j) The Company will deliver to you prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date of the Registration Statement and will not file any such amendment or supplement to which you shall reasonably object after being furnished such copy.

          (k) During the period of 120 days commencing on the date hereof, the Company will not at any time take, directly or indirectly, any action designed to, or which will constitute or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of any of the Shares.

          (l) The Company will apply the net proceeds from the Offering received by it in the manner, and subject to the conditions, set forth under the section entitled "Use of Proceeds" in the Prospectus. No portion of the net proceeds will be used, directly or indirectly, to acquire any Shares issued by the Company.

          (m) The Company will retain counsel, an accounting firm, and financial printer, and maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock, all of whom shall be reasonably acceptable to the Underwriter.

          (n) The Company, as the case may be, will comply with all of the provisions of any undertakings contained in the Registration Statement in all material respects.

     4.   Sale, Purchase and Delivery of Shares: Closing Date.

     (a) The Company agrees to sell through the Underwriter, on a best efforts all-or-none basis, and subject to the terms and conditions herein and in the Escrow Agreements, the Shares at a price of $1.00 per Share, less a commission of three percent (3%) of the offering price thereof.

     (b) Delivery of the Shares and payment therefor shall only be made after proceeds for the sale of 125,000 shares have been deposited with the Escrow Agent and cleared. Delivery of certificates for the Common Stock (in definitive form and registered in such names and in such denominations as you shall request by written notice to the Company delivered at least two business days' prior to the Closing Date), shall be made against payment of the purchase price therefor by certified or bank check to the order of the Company. The Company will make such certificates available for inspection at least two business days prior to the Closing Date at such place as you shall designate.

     (c) Unless otherwise agreed, the "Closing Date" shall be promptly following such date as proceeds of $125,000 representing the purchase of all of the Shares have been collected and cleared through the Escrow Agent, but in no event later than 90 days from the date of the Prospectus, unless extended by the Company for up to an additional 90 days, or such other date as agreed to by the parties and disclosed as the outside closing date in the Registration Statement.

     (d) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Shares to the purchasers by the Company shall be borne by the Company. The Company will pay and hold the Underwriter harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale of the Shares.

     5.   Representations and Warranties of the Underwriter .

     The Underwriter represents and warrants to the Company that:

          (a) The Underwriter is a member in good standing of the National Association of Securities Dealers, Inc., and has complied with all NASD requirements concerning net capital and compensation to be received in connection with the Offering.

          (b) To the Underwriter's knowledge, there are no claims for services in the nature of a finder's origination fee with respect to the sale of the Shares hereunder to which the Company is, or may become, obligated to pay.

          (c) Neither the Underwriter nor any of its registered agents have provided purchasers of the Shares with any information concerning the Company other than the Prospectus.

     6.   Payment of Expenses.

     The Company will pay and bear all costs, fees, taxes and expenses incident to and in connection with: (i) the issuance, offer, sale and delivery of the Shares, including all expenses and fees incident to the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement (including all exhibits thereto), each Prospectus, and amendments and post-effective amendments thereof and supplements thereto, and this Agreement and related documents, Blue Sky Memoranda, including the cost of preparing and copying all copies thereof in quantities deemed necessary by the Underwriter; (ii) the printing, engraving, issuance and delivery of the Share Certificates and any transfer or other taxes payable thereon in connection with the original issuance thereof; (iii) the qualification of the Shares under the state or foreign Securities or "Blue Sky" laws selected jointly by the Company and the Underwriter; (iv) fees and disbursements of counsel and accountants for the Company; (v) other expenses and disbursements reasonably incurred on behalf of the Company; (vi) the filing fees payable to the Commission and the National Association of Securities Dealers, Inc. ("NASD"); and

(vii) any application for listing of the Shares.

     7.   Conditions of Underwriter's Obligations.

     The obligations of the Underwriter to consummate the transaction contemplated by this Agreement shall be subject to the continuing accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Date, the accuracy of the statements of the Company and its officers and directors made pursuant to the provisions hereof, and to the performance by the Company of its covenants and agreements hereunder and under any and all covenants and agreements contemplated herein and under each certificate, opinion and document contemplated hereunder and to the following additional conditions:

          (a) The Registration Statement, in form and substance satisfactory to the Underwriter, shall have become effective not later than 5:00 p.m., New York time, on the date following the date of this Agreement, or such later date and time as shall be consented to in writing by you and, on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the Securities laws of any jurisdiction shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or to your knowledge or the knowledge of the Company, shall be contemplated by the Commission or any such authorities of any jurisdiction and any request on the part of the Commission or any such authorities for additional information shall have been complied with to the reasonable satisfaction of the Commission or such authorities and counsel to the Underwriter, and after the date hereof no amendment or supplement shall have been filed to the Registration Statement or Prospectus without your prior consent.

          (b) The Registration Statement or the Prospectus or any amendment thereof or supplement thereto shall not contain an untrue statement of a fact which is material, or omit to state a fact which is material and is required to be stated therein or is necessary to make the statements therein, not misleading.

          (c) Between the time of the execution and delivery of this Agreement and the Closing Date, there shall be no litigation instituted against the Company or any of its officers or directors and between such dates there shall be no proceeding instituted or, to the Company's knowledge, threatened against the Company or any of its officers or directors before or by any federal, state or county commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would have a material adverse effect on the Company or its business, business prospects or properties, or have a material adverse effect on the financial condition or results of operation of the Company.

          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall have been no litigation instituted against the Company or any officer or director of the Company and since such dates there shall have been no proceeding instituted or threatened against the Company or any officer or director of the Company before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental agency or body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding could materially affect the business, properties, prospects, financial condition or results of operations of the Company, and (ii) no executive officer of the Company listed as such in the Prospectus shall have died, become physically or mentally disabled, resigned or been removed or discharged.

          (e) Each of the representations and warranties of the Company contained herein and each certificate and document contemplated under this Agreement to be delivered to you shall be true and correct at the Closing Date as if made at the Closing Date, and all covenants and agreements contained herein and in each such certificate and document to be performed on the part of the Company and all conditions contained herein and in each such certificate and document to be fulfilled or complied with by the Company at or prior to the Closing Date shall be fulfilled or complied with.

          (f) At the Closing Date, the Company shall have received the opinion of Gusrae Kaplan & Bruno, PLLC, counsel to the Company, dated as of such Closing Date in form and content satisfactory to you.

          (g) Prior to the Closing Date:

               (i) There shall have been no material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus;

               (ii) There shall have been no transaction, outside the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company, is set forth in the Registration Statement and Prospectus which is material to the Company, which is either (x) required to be disclosed in the Prospectus or Registration Statement and is not so disclosed, or (y) likely to have a material adverse effect on the business or financial condition of the Company;

               (iii) The Company shall not be in default under any material provision of any instrument relating to any outstanding indebtedness, except as described in the Prospectus;

               (iv) No material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered, except as set forth in the Registration Statement and Prospectus;

               (v) No action, investigation suit or proceeding, at law or in equity, shall have been pending or to the best of its knowledge threatened against the Company or affecting any of its properties or businesses before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, prospects or financial condition or income of the Company, taken as a whole, except as set forth in the Registration Statement and Prospectus;

               (vi) No stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or, to the best of the knowledge of the Company threatened by the Commission; and

               (vii) Each of the representations and warranties of any of the Company contained in this Agreement and in each certificate and document contemplated under this Agreement to be delivered to you was, when originally made and is at the time such certificate is dated, true and correct.

          (h) Concurrently with the execution and delivery of this Agreement and at the Closing Date, you shall have received a certificate of the Company signed by the Chief Executive Officer of the Company and the principal financial officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in subparagraph (g) above have been satisfied and that, as of the Closing Date, the representations and warranties of the Company set forth in Paragraph 2 herein and the statements in the Registration Statement and Prospectus were and are true and correct in all material respects. Any certificate signed by any officer of the Company and delivered to you shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

          (i) On the Closing Date there shall have been duly tendered to you for your account the appropriate number of shares of Common Stock.

          (j) No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date, for members of the NASD to execute transactions (as principal or agent) in the Shares and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriter, or the Company shall be contemplated by the Commission or the NASD. The Company and the Underwriter represent that at the date hereof each has no knowledge that any such action is in fact contemplated against any of them by the Commission or the NASD.

     8.   Indemnification and Contribution.

     (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls such Underwriter (such person, a "controlling person") within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and any of its agents including its attorneys, against any and all losses, liabilities, claims, damages, actions and expenses or liability, joint or several, whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, including those regarding legal fees), joint or several, to which it or such controlling persons may become subject under the Act, the Exchange Act or under any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus (as from time to time amended and supplemented); in any post-effective amendment or amendments or any new registration statement and prospectus in which is included the shares of the Company or in any application or other document or written communication (in this Paragraph 8 collectively called "application") executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon or in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in the Registration Statement or Prospectus, or any amendment or supplement thereof, or in application, as the case may be.

     (b) The Underwriter agrees to indemnify and hold harmless the Company and each of the officers and directors of the Company who have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter in Paragraph 8(a), but only with respect to any untrue statement or alleged untrue statement of any material fact contained in or any omission or alleged omission to state a material fact required to be stated in the Registration Statement or Prospectus or any amendment or supplement thereof or necessary to make the statements therein not misleading or in any application made solely in reliance upon, and in conformity with, written information furnished to the Company by you specifically expressly for use in the preparation of the Registration Statement or Prospectus directly relating to the transactions effected by the Underwriter in connection with this Offering. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. Notwithstanding the foregoing, the Underwriter shall have no liability under this Paragraph 8(b) if any such untrue statement or omission made in a Preliminary Prospectus is cured in the Prospectus, and the Prospectus is delivered to the person or persons alleging the liability upon which indemnification is being sought.

     (c) If any action is brought against any indemnified party (the "Indemnitee") in respect of which indemnity may be sought against another party pursuant to the foregoing (the "Indemnitor"), the Indemnitor shall assume the defense of the action, including the employment and fees of counsel (reasonably satisfactory to the Indemnitee) and payment of expenses. Any Indemnitee shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such action. If the Indemnitor shall have employed counsel to have charge of the defense or shall previously have assumed the defense of any such action or claim, the Indemnitor shall not thereafter be liable to any Indemnitee in investigating, preparing or defending any such action or claim. Each Indemnitee shall promptly notify the Indemnitor of the commencement of any litigation or proceedings against the Indemnitee in connection with the issue and sale of the Shares or in connection with the Registration Statement or Prospectus.

     (d) In order to provide for just and equitable contribution under the 1933 Act in any case in which: (i) the Underwriter makes a claim for indemnification pursuant to Paragraph 8 hereof, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case notwithstanding the fact that this Paragraph 8 provides for indemnification of such case; or (ii) contribution under the 1933 Act may be required on the part of the Underwriter in circumstances for which indemnification is provided under this Paragraph 8, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Underwriter is responsible for the portion represented by dividing the total compensation received by the Underwriter herein by the total purchase price of all Shares sold in the public offering and the Company is responsible for the remaining portion; provided, that in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the 1933 Act other than the Company and the Underwriter. As used in this Paragraph 8, the term "Underwriter" includes any officer, director, or other person who controls the Underwriter within the meaning of Section 15 of the 1933 Act, and the word "Company" includes any officer, director or person who controls the Company within the meaning of Section 15 of the 1933 Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriter and each person who controls the Underwriter shall be entitled to contribution from the Company to the full extent permitted by law. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement.

     (e) Within fifteen (15) days after receipt by any party to this Agreement (or its Underwriter) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is made against another party (the "contributing party"), notify the contributing party of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability it may have to any other party other than for contribution hereunder.

     In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or his or its Underwriter of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The indemnification provisions contained in this Paragraph 8 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

     9.   Representations, Warranties, and Agreements to Survive Delivery.

     The respective indemnity and contribution agreements by the Underwriter and the Company contained in Paragraph 8 hereof, and the covenants, representations and warranties of the Company and the Underwriter set forth in this Agreement, shall remain operative and in full force and effect regardless of (i) any investigation made by the Underwriter or on its behalf or by or on behalf of any person who controls the Underwriter, or by the Company, or any controlling person of the Company, or any director or any officer of the Company, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement, and shall survive the delivery of the Shares and any successor of the Underwriter or the Company, or of any person who controls you or the Company, or any other indemnified party, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Underwriter and the Company contained in this Paragraph 9 shall be in addition to any liability which the Underwriter and the Company may otherwise have.

     10.  Effective Date of This Agreement and Termination Thereof.

     (a) This Agreement shall become effective at 10:00 a.m., New York time, on the first full business day following the day on which you and the Company receive notification that the Registration Statement became effective.

     (b) This Agreement may be terminated by the Underwriter by notifying the Company at any time on or before the Closing Date, if any domestic or international event or act or occurrence has in your sole opinion, materially disrupted, or in your sole opinion will in the immediate future materially disrupt, securities markets; or if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if the Company shall have sustained a loss material or substantial to the Company taken as a whole by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your sole opinion, make it inadvisable to proceed with the delivery of the Shares; or if there shall have been a material adverse change in the conditions of the securities market in general, as in your reasonable judgment would make it inadvisable to proceed with the offering, sale and delivery of the Shares; or if there shall have been a material adverse change in the financial or Securities markets, particularly in the over-the-counter market having occurred since the date of this Agreement.

     (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Paragraph 10, the Company shall be notified promptly by you by telephone or facsimile, confirmed by letter.

     (d) If this Agreement shall not become effective or if this Agreement shall not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any undertaking, or to materially satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the Underwriter, in addition to the obligations assumed by the Company pursuant to Paragraph 8 herein, will be to reimburse the Underwriter for such reasonable out-of-pocket expenses of the Underwriter in connection with this Agreement and the proposed offering of the Shares.

     11.  Notices.

     All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Underwriter, shall be mailed by registered or certified mail, postage prepaid, return receipt registered, or delivered personally with receipt acknowledged or by a nationally-recognized next-day courier service with delivery confirmed to the Underwriter at the address first above written, Attention: Russ Newton, if sent to the Company, shall be mailed or delivered as set forth above to the Company at 305 East Grand River, Attention: Richard L. Campbell.

     12.  Parties.

     This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriter and the Company, and the controlling persons, directors and officers referred to in Paragraph 8 hereof, and their respective successors, legal Underwriter and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     13.  Construction.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware and shall supersede any agreement or understanding, oral or in writing, express or implied, between any of the Company and you relating to the sale of any of the Shares.

     14.  Jurisdiction and Venue.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York.

     15.  Counterparts.

     This Agreement may be executed in counterparts.

     If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.


                                        Very truly yours,


                                        MERIT CAPITAL ASSOCIATES, INC.


                                        By:  /s/ Russ Newton
                                             ---------------------------
                                             Russ Newton, President


Accepted as of the date first above
written:


SB MERGER CORP.


By:  /s/ Judith Haselton,
     ------------------------------
     Judith Haselton, President